UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2019

Date of Report

(Date of earliest event reported)

NF ENERGY SAVING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District Shenyang, P.R. China 110015
(Address of principal executive offices and zip code)

(8624) 8563-1159
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant entered into an agreement with a buyer to sell a convertible note (the “Note”) of the Company, in the form attached herewith, in the aggregate principal amount of $153,000.00. The maturity date of the Note is September 27, 2020 carrying a 6% annual interest.

The conversion price under the Note is 65% multiplied by the market price representing a discount rate of 35%. The reserved number of shares exercisable upon conversion of the Note will be initially 1,086,390 shares, provided that the holder of the Note may not become more than a 4.99% holder of the outstanding shares of Common Stock of the Registrant, all as defined, qualified and more fully described in the agreement and in the Note filed herewith, and subject to regulatory approvals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Securities Purchase Agreement between the Registrant and Power Up Lending Group Ltd. dated September 27, 2019

2.2	Convertible Promissory Note ($153,000 principal amount), Issue Date September 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2019	NF ENERGY SAVING CORPORATION.
(Registrant)

	By:	/s/ Yongquan Bi
Yongquan Bi
Chairman

2